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                                                                       EXHIBIT 5


                    B A S S,  B E R R Y  &  S I M S   P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                               ATTORNEYS AT LAW

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
    KNOXVILLE OFFICE:                                                  MEMPHIS OFFICE:
  1700 RIVERVIEW TOWER          2700 FIRST AMERICAN CENTER        THE TOWER AT PEABODY PLACE
KNOXVILLE, TN 37901-1509      NASHVILLE, TENNESSEE 37238-2700    100 PEABODY PLACE, SUITE 950
     (423) 521-6200                    (615) 742-6200                MEMPHIS, TN 38103-2625
                                     www.bassberry.com                 (901) 453-5900
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                                 March 14, 2000

Wilson Bank Holding Company
623 W. Main Street
Lebanon, Tennessee 37087

        Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as your counsel in the preparation of a registration statement on Form S-8 (the "Registration Statement") relating to the Wilson Bank Holding Company 1999 Stock Option Plan (the "Plan"), filed by you with the Securities and Exchange Commission covering 100,000 shares of the Company's common stock, par value $2.00 per share (the "Shares"), issuable pursuant to the Plan. In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

        Based upon the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be duly and validly issued, fully paid and nonassessable.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Bass, Berry & Sims
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